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                                                                     EXHIBIT 21



DANKA BUSINESS SYSTEMS PLC
LIST OF SIGNIFICANT SUBSIDIARIES OF THE COMPANY



                                                               STATE/COUNTRY OF
        SUBSIDIARY NAME                                         INCORPORATION
        ---------------                                        ----------------

NCNR Oil and Gas Ltd.                                            United Kingdom
    Danka Holdings Sarl                                            Luxembourg
      Dankalux Sarl & Co. SCA                                      Luxembourg
      Dankalux Sarl                                                Luxembourg
            Danka Holding Company                                   Delaware
                  Danka Office Imaging Company                      Delaware
            Danka Deutschland Holding GmbH                          Germany
                   Danka Deutschland GmbH                           Germany
            Danka Europe B.V.                                   The Netherlands
                   Danka Netherland B.V.                        The Netherlands
      Danka Holdings BV                                         The Netherlands
            Danka Distribution B.V.                             The Netherlands
            Danka Group BV                                      The Netherlands
Danka Europe Ltd.                                                United Kingdom
            DLX Investments Ltd.                                 United Kingdom
                   Danka International Ltd.                      United Kingdom
                   Duskhaven Limited                             United Kingdom
    Danka U.K. Holdings Ltd.                                     United Kingdom
            Danka U.K. PLC                                       United Kingdom
            Danka Office Imaging Limited                         United Kingdom